                                                                    Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

INTRODUCTION

The merger agreement required PlanetCAD to issue to the Avatech stockholders three shares of PlanetCAD common stock for each share of PlanetCAD common stock outstanding at the closing date of November 19, 2002. The following tables set forth certain historical financial information of PlanetCAD and Avatech on an unaudited pro forma basis after giving effect to the merger as a "reverse acquisition" (i.e., with Avatech as the acquiror of PlanetCAD for accounting purposes).

The accompanying unaudited pro forma combined condensed balance sheet assumes the merger took place on September 30, 2002. The unaudited pro forma combined condensed balance sheet combines the unaudited consolidated balance sheets of Avatech and PlanetCAD as of September 30, 2002.

PlanetCAD's fiscal year ended on December 31. For purposes of the pro forma information, Avatech's consolidated statement of operations for the year ended June 30, 2002 and three months ended September 30, 2002 have been combined with PlanetCAD's unaudited consolidated statement of operations for the twelve months ended June 30, 2002 and three months ended September 30, 2002. The unaudited pro forma combined condensed statement of operations gives effect to the PlanetCAD merger as if it had occurred on July 1, 2001.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Avatech after the merger or of the financial position or results of operations of Avatech that would have actually occurred had the merger been effected as of the date described above.

The allocation of the purchase price reflected in the unaudited pro forma combined condensed financial information is preliminary as it assumes the merger took place on September 30, 2002. Avatech obtained a formal independent valuation of PlanetCAD and the allocation of the purchase price to the intangible assets as of October 31, 2002 or the effective closing date of the merger. For purposes of recording the acquisition in the pro forma financial statements, Avatech established an estimated value of $1.2 million for PlanetCAD's common stock based on the fair value of PlanetCAD established by the independent appraiser. The assumed purchase price allocation has been adjusted to reflect the fair values of assets acquired and liabilities assumed as of September 30, 2002. Accordingly, certain adjustments included here have changed based upon the final purchase price allocation at October 31, 2002. The actual allocation does not differ significantly from the preliminary allocation included in these pro forma financial statements.

In contemplation of the proposed merger, in August 2002, Avatech borrowed $500,000 from each of PlanetCAD and James Hindman, an Avatech director. Collectively, this $1.0 million in bridge loans was used to satisfy Avatech's $3.0 million obligation owed to its junior lender. This arrangement has been reflected in the pro forma consolidated statements as the extinguishment of approximately $3.0 million of subordinated debt for a $1.0 million cash payment and compliance with certain non-financial covenants. As a result, Avatech recorded a one-time pre-tax gain in an amount of approximately $2.0 million in August 2002.

PlanetCAD, as a condition precedent to the merger, is required to make appropriate arrangements for investors in the February 2000 private placement of PlanetCAD common stock (PIPE Investors) to accept PlanetCAD common stock or convertible preferred stock in exchange for their outstanding claims of $432,888 relating to the registration rights of PlanetCAD common stock they acquired in such a placement. In connection with the merger, these outstanding claims were converted into common stock; therefore, no additional liabilities have been recorded in the consolidated financial statements as of September 30, 2002.

The pro forma statements of operations do not reflect any effect of the contemplated operating efficiencies, cost savings and other benefits, anticipated by Avatech's management as a result of the merger.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited consolidated financial statements and related notes of PlanetCAD and the audited consolidated financial statements of Avatech included within this document.

                             AVATECH SOLUTIONS, INC.

              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                            As of September 30, 2002

                                                                 Historical    Historical     Pro Forma               Combined
                                                                   Avatech     PlanetCAD     Adjustments    Note      Pro Forma
                                                                -----------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                     $   325,858  $  1,314,000   $   (706,443)     d     $     933,415
  Accounts receivable, net                                        3,472,362       207,000              -                3,679,362
  Inventory                                                         545,597             -              -                  545,597
  Prepaid expenses and other current assets                         149,014       632,000              -                  781,014
                                                                ----------------------------------------            -------------
Total current assets                                              4,492,831     2,153,000       (706,443)               5,939,388

Property and equipment, net                                         684,772       433,000              -                1,117,772

Goodwill, and other intangible assets, net                          752,920       473,000       (234,000)   a,g,i         991,920
Other assets                                                        554,208        99,000       (240,557)     c           412,651
                                                                ----------------------------------------            -------------
Total assets                                                    $ 6,484,731  $  3,158,000   $ (1,181,000)           $   8,461,731
                                                                ========================================            =============

Liabilities and stockholders' equity (deficiency)
Current liabilities:
  Accounts payable and accrued expenses                         $ 4,137,598  $    545,000   $          -            $   4,682,598
  Borrowings under lines-of-credit                                1,284,880             -              -                1,284,880
  Note payable to related party                                     500,000             -              -                  500,000
  Current portion of long-term debt                                 750,000             -       (500,000)     g           250,000
  Deferred revenue                                                  848,482       490,000       (245,000)     i         1,093,482
  Other current liabilities                                         307,131             -              -                  307,131
                                                                ----------------------------------------            -------------
Total current liabilities                                         7,828,091     1,035,000       (745,000)               8,118,091

Short-term debt subject to refinancing                            1,422,426             -     (1,422,426)     f                 -

Stockholders' equity (deficiency):
  Common stock                                                       59,954       124,000        410,757      b           594,711
  Preferred stock                                                         -       420,000         14,250      f           434,250
  Additional paid-in capital                                      1,661,229    36,067,000    (33,798,581)    b,f        3,929,648
  Accumulated deficit                                            (4,486,969)  (34,488,000)    34,360,000     b,h       (4,614,969)
                                                                ----------------------------------------            --------------
Total stockholders' equity (deficiency)                          (2,765,786)    2,123,000        986,426                  343,640
                                                                ----------------------------------------            -------------
Total liabilities and stockholders' equity (deficiency)         $ 6,484,731  $  3,158,000   $ (1,181,000)           $   8,461,731
                                                                ========================================            =============

                             AVATECH SOLUTIONS, INC.

         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                       For the year ended of June 30, 2002

                                                         Historical    Historical     Pro Forma                 Combined
                                                          Avatech      PlanetCAD     Adjustments     Note      Pro Forma
                                                       -------------------------------------------------------------------
Revenue:
  Product sales                                        $ 18,486,676  $    456,262  $          -              $  18,942,938
  Service revenue                                         6,482,160     1,311,442             -                  7,793,602
  Commission revenue                                      4,843,751             -             -                  4,843,751
                                                       ----------------------------------------              -------------
Total revenue                                            29,812,587     1,767,704             -                 31,580,291

Cost of revenue:
  Cost of product sales                                  12,464,965       289,129             -                 12,754,094
  Cost of service revenue                                 3,773,041       652,360             -                  4,425,401
                                                       ----------------------------------------              -------------
Total cost of revenue                                    16,238,006       941,489             -                 17,179,495
                                                       ----------------------------------------              -------------
Gross margin                                             13,574,581       826,215             -                 14,400,796

Other expenses:
  Selling, general and administrative                    12,806,324     5,801,719             -                 18,608,043
  Research and development                                        -     2,584,716             -                  2,584,716
  Depreciation and amortization                             589,306             -        79,667       a            668,973
  Goodwill impairment                                       285,374             -             -                    285,374
                                                       ----------------------------------------              -------------
Total other expenses                                     13,681,004     8,386,435        79,667                 22,147,106

Income/(loss) from operations                              (106,423)   (7,560,220)      (79,667)                (7,746,310)

Other income/(expense):
  Interest and other income/(expense)                        61,510             -             -                     61,510
  Interest expense                                         (487,582)     (265,688)      334,942      e,f          (418,328)
                                                       ----------------------------------------              -------------
                                                           (426,072)     (265,688)      334,942                   (356,818)

Income (loss) before income taxes                          (532,495)   (7,825,908)      255,275                 (8,103,128)
Income tax expense (benefit)                               (285,000)            -             -                   (285,000)
                                                       ----------------------------------------              -------------
Net income (loss)                                      $   (247,495) $ (7,825,908) $    255,275              $  (7,818,128)
                                                       ========================================              =============

Earnings (loss) per common share--basic and diluted    $      (0.04) $     (12.56)                           $       (2.63)
                                                       ========================================              =============

Weighted average number of common shares
  outstanding--basic and diluted                          6,007,074       623,143                                2,968,237
                                                       ========================================              =============

                             AVATECH SOLUTIONS, INC.

         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                For the three months ended of September 30, 2002

                                                         Historical   Historical     Pro Forma                Combined
                                                          Avatech     PlanetCAD     Adjustments     Note     Pro Forma
                                                        -----------------------------------------------------------------
Revenue:
  Product sales                                         $ 3,366,703  $     50,000   $         -             $  3,416,703
  Service revenue                                         1,506,269       262,000             -                1,768,269
  Commission revenue                                        985,765            -              -                  985,765
                                                        ---------------------------------------             ------------
Total revenue                                             5,858,737       312,000             -                6,170,737

Cost of revenue:
  Cost of product sales                                   2,244,466        26,000             -                2,270,466
  Cost of service revenue                                   932,636        84,000             -                1,016,636
                                                        ---------------------------------------             ------------
Total cost of revenue                                     3,177,102       110,000             -                3,287,102
                                                        ---------------------------------------             ------------
Gross margin                                              2,681,635       202,000                              2,883,635

Other expenses:
  Selling, general and administrative                     3,081,340     1,054,000             -                4,135,340
  Research and development                                        -       410,000             -                  410,000
  Depreciation and amortization                             118,645             -        19,917       a          138,562
                                                        ---------------------------------------             ------------
Total other expenses                                      3,199,985     1,464,000        19,917                4,683,902

Income/(loss) from operations                              (518,350)   (1,262,000)      (19,917)              (1,800,267)

Other income/(expense):
  Gain on the extinguishment of debt                      1,960,646             -             -                1,960,646
  Interest and other income/(expense)                         5,183        12,000             -                   17,183
  Interest expense                                          (82,403)            -        59,351      e,f         (23,052)
                                                        ---------------------------------------             ------------
                                                          1,883,426        12,000        59,351                1,954,777

Income (loss) before income taxes                         1,365,076    (1,250,000)       39,434                  154,510
Income tax expense (benefit)                                393,000             -             -                  393,000
                                                        ---------------------------------------             ------------
Net income (loss)                                       $   972,076  $ (1,250,000)  $    39,434             $   (238,490)
                                                        =======================================             ============

Earnings (loss) per common share--basic and diluted     $      0.16  $     (2.01)                           $      (0.08)
                                                        ==========================                          ============

Weighted average number of common shares
  outstanding--basic and diluted                          5,995,402      623,143                               2,968,237
                                                        ==========================                          ============

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.  The Merger

The merger is a reverse acquisition purchase in which Avatech is treated as the acquiror of PlanetCAD for financial accounting purposes. Under that method, the purchase price for accounting purposes is established using the fair market value of the outstanding PlanetCAD common stock, determined by an independent appraiser, plus the value of PlanetCAD's stock options and estimated acquisition related costs, as follows:

Estimated fair value of PlanetCAD's common stock                   $1,170,000
Estimated fair value of PlanetCAD's stock options                     115,000
Estimated acquisition related costs                                   947,000
                                                               --------------
                                                                   $2,232,000
                                                               ==============

The estimated fair value of PlanetCAD's common stock was determined based on the fair value of PlanetCAD as estimated by an independent appraiser in connection with their valuation report on the acquired intangible assets, which was issued to Avatech in January 2003. At that time, the value assigned to PlanetCAD approximated $1.2 million, which represented the equity value of the business.

The stock options to be issued in conjunction with the merger with PlanetCAD were valued using the Black-Scholes Option Pricing model, a generally accepted warrant valuation methodology, with the following assumptions:

Stock price on date of grant                                            $  1.57
Expected price volatility                                                  1.73
Risk free interest rate                                                    4.55%
Weighted-average exercise price                                         $ 33.80
Expected dividend yield                                                       0%
Expected life                                                           4 Years

Additionally, the stock price on the date of grant was calculated based on the $1.2 million estimated fair value of PlanetCAD. An equity value of $4.7 million was assigned to the combined company as PlanetCAD represented 25% of the equity value of the combined businesses. This equity value was divided by 2,973,557 shares or the expected number of shares to be outstanding upon consummation of the merger, to derive the stock price on date of grant of approximately $1.57 per share.

Avatech assumed that the most conservative and best estimate of the expected price volatility would be the historical price volatility of PlanetCAD. Therefore, the price volatility of 1.73 was obtained from the most recent Form 10-KSB of PlanetCAD. Additionally, the weighted-average exercise price and expected life of the options were obtained from the most recent Form 10-KSB of PlanetCAD. The Black-Scholes option pricing model with these assumption determined a value of $1.13 per share. This value was assigned to the 101,427 stock options outstanding as of September 30, 2002 to determine a fair value of approximately $115,000.

The unaudited pro forma combined condensed balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the merger been completed as of the beginning of the earliest periods presented. They should not be construed as being a representation of financial position or future operating results of the combined companies. Management does not expect significant changes to the preliminary valuation of the transaction. However, the final purchase price allocation could be significantly different from the amounts reflected in the unaudited pro forma combined condensed information. In addition, the unaudited pro forma combined condensed financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or merger related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

2. Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

The adjustments to the unaudited pro forma combined condensed balance sheet as of September 30, 2002 and the pro forma combined condensed statement of operations for the year ended June 30, 2002 and the three months ended September 30, 2002 in connection with the proposed merger are presented below:

(a) The fair values of PlanetCAD's net assets have been estimated for the purpose of allocating the purchase price of the acquisition of PlanetCAD and determining the pro forma effect of the acquisition on the combined financial statements. The estimated purchase price of $2,232,000 has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows:

Current and other assets at September 30, 2002                   $  2,685,000
Fair value adjustments:
   Developed technology--3 year life                                  143,000
   In-process research and development--expensed at closing            98,000
   Customer relationships--3 year life                                 96,000
                                                                 ------------
                                                                    3,022,000
Less liabilities assumed at September 30, 2002                       (790,000)
                                                                 ------------
                                                                 $  2,232,000
                                                                 ============

(see Note 1 for the fair value of PlanetCAD common stock and options.)

(b) This adjustment is to eliminate the common stock, additional paid in capital, accumulated other comprehensive loss and accumulated deficit of PlanetCAD.

(c) This adjustment is to allocate $240,557 of acquisition related costs paid and deferred at September 30, 2002 to acquired assets.

(d) This adjustment is to reduce cash by the estimated unpaid merger expenses of $706,443.

(e) This adjustment is to reduce interest from the $2.96 million extinguishment of debt at an interest rate of 6.50%.

(f) This adjustment is for the dollar-for-dollar exchange of a total of $1.4 million of subordinated debt for preferred stock with a total par value of $14,250 and the associated reduction in interest expense at an interest rate of 10.0%.

(g) This adjustment is to eliminate the $500,000 subordinated note to PlanetCAD, as Avatech became a subsidiary of PlanetCAD upon consummation of the merger.

(h) This adjustment is to expense in-process research and development costs of $98,000.

(i) This adjustment is to adjust deferred revenue to its estimated fair value.

3.  Items Not Adjusted

The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by Avatech's management as a result of the merger.

4.  Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss by the pro forma basic and diluted weighted average number of shares outstanding, assuming PlanetCAD and Avatech had merged at the beginning of the earliest period presented. The pro forma basic and diluted weighted average number of shares outstanding includes the assumed conversion of PlanetCAD's convertible preferred stock to common stock upon the completion of the merger. Prior to the merger with Avatech, PlanetCAD effected a 20 for 1 reverse stock split, which has been reflected in the pro forma net loss per share calculations below. The pro forma weighted average basic and diluted number of shares outstanding, and pro forma adjustment to the weighted shares outstanding, are calculated as follows for the year ended June 30, 2002 and the three months ended September 30, 2002:

The adjustment to common shares outstanding at June 30, 2002 and September 30, 2002, is calculated as follows:

                                                                Basic and
                                                                 Diluted
                                                             ----------------

PlanetCAD's weighted average common shares                            621,813
Estimated common shares issued to PIPE Investors                      120,246
                                                             ----------------
PlanetCAD adjusted shares                                             742,059

Multiplied by                                                            3.00

Equivalent PlanetCAD shares issued to Avatech stockholders          2,226,177
Add PlanetCAD weighted average shares                                 742,060
                                                             ----------------
Pro forma combined weighted average shares outstanding              2,968,237
                                                             ================

The adjustment to common shares outstanding is calculated as follows:

As of June 30, 2002:
   PlanetCAD's common shares outstanding                               623,143
   Estimated common shares issued to PIPE Investors                    120,246
                                                              ----------------
PlanetCAD adjusted shares                                              743,389

Multiplied by                                                             3.00

Equivalent PlanetCAD shares outstanding                              2,230,167
Add PlanetCAD shares outstanding                                       743,389
                                                              ----------------
Pro forma combined average shares outstanding                        2,973,556
Less combined shares outstanding before common stock
   issued to PIPE Investors and exchange ratio effect                 (922,913)
                                                              ----------------
Pro forma adjustment to shares outstanding                           2,050,643
                                                              ================